U. S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 25, 1998



                              FTI CONSULTING, INC.
             (Exact name of registrant as specified in its charter)


           Maryland                               0000887936                            52-1261113
(State of other jurisdiction of            (Commission File Number)         (IRS Employer Identification No.)
        incorporation)


                 2021 Research Drive, Annapolis, Maryland 21401
          (Address of principal executive offices, including Zip Code)


                                 (410) 224-8770
              (Registrant's telephone number, including area code)



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                              FTI CONSULTING, INC.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On September 25,1998, FTI Consulting, Inc. (the "Company") and Glenn R. Baker and Dennis A. Guenther (each a "Stockholder" and collectively, the "Stockholders") entered into a Stock Purchase Agreement whereby all of the issued and outstanding shares of the capital stock of S.E.A, Inc. was purchased by the Company for the purchase price of Fifteen million Six hundred and Thirty thousand Dollars ($15,630,000). Ten Million Dollars ($10,000,000) was paid to the Stockholders at closing. The balance will be paid in installments of Three million ($3,000,000) dollars on August 31, 1999 and Two million six hundred and thirty thousand ($2,630,000) dollars on August 31, 2000. The purchase price was based upon the Company's evaluation of the financial condition, business operations and prospects of S.E.A., Inc., and was negotiated in an arms length transaction among unrelated and unaffiliated (as defined under Rule 144 promulgated by the Securities and Exchange Commission) parties. S.E.A., Inc., provides investigation, research, analysis and quality control services in areas such as distress, product failure, fire and explosion, and vehicle and workplace accidents.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements. It is impracticable to provide the required financial statements at this time. The required financial statements will be filed as soon as practicable, but not later than 60 days after the filing date of this Form 8-K report.

     (b) Pro Forma Financial Information. It is impracticable to provide the required proforma financial information at this time. The required proforma financial information will be filed as soon as practicable, but not later than 60 days after the filing date of this Form 8-K report.

     (c) Exhibits

               2.1 Stock Purchase Agreement by and among FTI Consulting, Inc., Glenn R. Baker, and Dennis A. Guenther dated as of September 25, 1998.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

      FTI CONSULTING, INC.
      (Registrant)

                                      By: /s/ Gary Sindler
                                         ---------------------------------------
                                      Gary Sindler
                                      Executive Vice President and Chief
                                      Financial Officer, Secretary and Treasurer


DATED: October 9, 1998